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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in amendment No. 1 to the Registration Statement on Form S-4 of American International Group, Inc. of our report dated January 24, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in HSB Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP
Hartford, Connecticut
September 29, 2000